UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016 (December 9, 2016)

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-4802	22-0760120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 847-6800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. I4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

On December 9, 2016, Becton Dickinson and Company (the “Company”) issued (i) €500,000,000 aggregate principal amount of 1.000% notes due December 15, 2022 (the “2022 Notes”) and (ii) €500,000,000 aggregate principal amount of 1.900% notes due December 15, 2026 (the “2026 Notes” and, together with the 2022 Notes, the “Notes”) in an underwritten public offering pursuant to the indenture, dated March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). An application will be made to list the Notes on the New York Stock Exchange.

The Company may redeem the 2022 Notes, in whole or in part, (A) at any time prior to November 15, 2022, at a redemption price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable German federal government bond rate, plus 20 basis points, and (B) at any time on or after November 15, 2022, at 100% of the principal amount. The Company may also redeem the 2026 Notes, in whole or in part, (A) at any time prior to September 15, 2026, at a redemption price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable German federal government bond rate, plus 25 basis points, and (B) at any time on or after September 15, 2026, at 100% of the principal amount. In each case, the redemption price will also include accrued and unpaid interest, if any, to the date of redemption.

Additionally, if, as a result of any change in, or amendment to, the tax laws of the United States or the official interpretation thereof, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts with respect to the Notes, the Company may at any time at its option redeem, in whole, but not in part, the Notes at 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Notes) with respect to either series of Notes, each holder of outstanding Notes of the applicable series will have the right to require the Company to purchase all or a portion of that holder’s Notes (in integral multiples of €1,000) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date, unless the Company has earlier exercised its right to redeem the applicable series of Notes as described above.

Each of the following constitutes an event of default under the Indenture with respect to any series of Notes: (1) failure to pay any installment of interest on any security of such series when due and payable, continued for 30 days; (2) failure to pay the principal when due of such series, whether at its stated maturity or otherwise; (3) failure to observe or perform any other covenants, conditions or agreements of the Company with respect to such securities for 60 days after the Company receives notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs, the principal amount of the Notes may be accelerated pursuant to the Indenture.

The Indenture includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of the Company’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is incorporated by reference to Exhibit 4(a) to the Company’s Current Report on Form 8-K filed on July 31, 1997, and the Notes, forms of each series of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of 1.000% Notes due December 15, 2022.

4.2	Form of 1.900% Notes due December 15, 2026.

5.1	Opinion of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company (included as part of Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President, Corporate Secretary and Associate General Counsel

Date: December 9, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of 1.000% Notes due December 15, 2022.

4.2	Form of 1.900% Notes due December 15, 2026.

5.1	Opinion of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company (included as part of Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2).

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